Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Sharps Compliance Corp.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-155638, 333-200544 and 333-170765) of Sharps Compliance Corp. of our report dated August 26, 2015, relating to the 2015 consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Houston, Texas
August 26, 2015